UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the securities exchange act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

ARCHAEA ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-2867266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Westheimer Road, Suite G450
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(346) 708-8272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LFG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 5, 2022, Archaea Energy Inc. (“Archaea” or the “Company”) and Republic Services, Inc. (“Republic”) issued a joint news release announcing a joint venture, Lightning Renewables, LLC (“Lightning Renewables”), between the Company and Republic to develop 39 renewable natural gas (“RNG”) projects that will be located at various Republic landfill sites across the United States. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On May 5, 2022, Archaea announced that its wholly owned subsidiary, Zeus Renewables LLC (“Archaea Energy”), has entered into a contribution agreement (the “Contribution Agreement”) and an amended and restated limited liability company agreement of Lightning Renewables (the “LLC Agreement”) with Republic Services Renewable Energy, LLC (“Investco”), a wholly owned subsidiary of Republic. Pursuant to the terms of the Contribution Agreement and the LLC Agreement, the parties will make capital contributions to Lightning Renewables, to develop 39 RNG projects across the country that will be located at various Republic landfill sites across the United States.

Pursuant to the terms of the Contribution Agreement, Archaea Energy will contribute approximately $780 million over five years to six years and Investco will contribute approximately $300 million over five to six years in exchange for newly issued limited liability company interests (“Membership Interests”) of Lightning Renewables, with the initial capital contribution occurring within 60 days of the date of the Contribution Agreement, subject to the terms and conditions thereof (the “Initial Funding Date”). The contributions by Archaea Energy and Investco are subject to annual budget approval by the board of directors of Lightning Renewables and are further subject to actual amounts spent by Lightning Renewables through the completion of development of RNG projects. Pursuant to the terms of the LLC Agreement, Archaea Energy will have the right to appoint three persons to serve on Lightning Renewables board of directors and Investco will have the right to appoint two persons to serve on the Lightning Renewables board of directors; provided, however, the LLC Agreement contains certain protective provisions requiring the approval of a supermajority of Lightning Renewables’ directors to take certain actions, including the incurrence of additional debt by Lightning Renewables, amending the terms of the LLC Agreement and approving or amending the annual budgets of Lightning Renewables.

The Membership Interests will be issued on the Initial Funding Date, with Archaea Energy holding 60% of the outstanding Membership Interests of Lightning Renewables and Investco holding 40% of the outstanding Membership Interests of Lightning Renewables. Archaea Energy and Investco have agreed to certain transfer restrictions relating to their Membership Interests of Lightning Renewables.

Also on May 4, 2022, in connection with entry into the Contribution Agreement and the LLC Agreement, Investco, Lightning Renewables and Archaea Operating LLC entered into certain other arrangements that govern, among other things, the grant by Republic of landfill gas rights and real property rights at 39 of Republic’s landfills to Lightning Renewables, the process and timeline for development at those landfills by Lightning Renewables, the production and sale of RNG and related RNG environmental attributes by Lightning Renewables, the payment of royalties to Republic and, in exchange for a fee to be paid to Archaea Operating LLC, engineering, procurement, construction management services and operation and maintenance services to be provided to Lightning Renewables.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 5, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2022

ARCHAEA ENERGY INC.

By:	/s/ Edward P. Taibi
Name:	Edward P. Taibi
Title:	General Counsel and Executive Vice President of Strategic Initiatives and Government Affairs